Special Meetings of Shareholders

Special meetings of shareholders of the Funds were held on October 30, 2002 and November 7,
2002 (each referred to as the "Meeting"). The meetings were held to (1) approve a new investment advisory agreement (All Funds); (2)
approve a new distribution plan (All Funds); (3) approve a new investment sub-advisory agreement
(Small Cap Value Fund); (4a) approve retention of fees paid and payment of escrowed fees to the administrator (All Funds); (4b) approve retention of fees paid and payment of escrowed fees to the distributor (All Funds); (5a) amend the fundimental restriction on borrowing (All
Funds); (5b) reclassfy the funds as non-diversified (Financial Services Fund and Small
Cap Financial Fund); and (6) approve the election of Trustees (All Funds). At record date, September 19, 2002, the number of shares outstanding on record date, number of shares represented at the meeting, and the details of the voting with respect to the stated matters are given below. All matters presented received the required number of affirmative votes for approval. All issues were voted on at the October 31, 2002 meeting, with the exception of issues (5a) and (5b) for Small Cap Financial
Fund, which were voted on at the November 7, 2002 meeting.




         Shares Outstanding   Shares Represented
Financial Services Fund   1,506,860     849,917
Small Cap Financial Fund 12,654,849   6,936,433
Small Cap Value Fund      1,116,079     649,879
Technology Fund             325,166     315,743


(1) Approve a new investment advisory agreement
            Affirmative    Against      Abstain
Financial Services Fund
              822,177      13,231       14,509
Small Cap Financial Fund
            6,702,069     121,447      112,917
Small Cap Value Fund
              634,817      12,466        2,596
Technology Fund
              315,743         -            -


(2) Approve a new distribution plan
            Affirmative     Against      Abstain
Financial Services Fund
               811,650      21,472       16,795
Small Cap Financial Fund
             6,653,084     160,279      123,070
Small Cap Value Fund
               629,923      15,938        4,018
Technology Fund
               315,495         248          -


(3) Approve a new investment sub-advisory
agreement
             Affirmative    Against      Abstain
Small Cap Value Fund
               633,322       13,163       3,394


(4a) Approve a new investment sub-advisory
agreement
             Affirmative    Against      Abstain
Financial Services Fund
               812,968       20,077      16,872
Small Cap Financial Fund
             6,594,427      227,326     114,680
Small Cap Value Fund
               621,247       25,118       3,514
Technology Fund
               315,197          546          -


(4b) Approve retention of fees paid and payment
of escrowed fees to the distributor
             Affirmative     Against     Abstain
Financial Services Fund
               809,677       21,792      18,448
Small Cap Financial Fund
             6,590,069      230,476     115,888
Small Cap Value Fund
              620,925        24,122       4,832
Technology Fund
              315,495           248          -


(5a) Amend the fundamental restriction on
borrowing
Affirmative   Against  Abstain  Broker Non-Votes
Financial Services Fund
   607,295    23,628    17,845       201,149
Small Cap Financial Fund
 4,749,939   301,755   118,157     1,766,582
Small Cap Value Fund
   485,801    15,474     6,013       142,591
Technology Fund
   297,363       298       -          18,082


(5b) Reclassify the funds as non-diversified
Affirmative   Against  Abstain  Broker Non-Votes
Financial Services Fund
   615,152    18,294    15,322       201,149
Small Cap Financial Fund
 4,868,517   187,903   113,431     1,766,582


(6) Approve the election of Trustees


Michael A. Willner
              Affirmative           Withhold
Financial Services Fund
                826,341              23,576
Small Cap Financial Fund
              6,735,131             201,302
Small Cap Value Fund
                630,179              19,700
Technology Fund
                315,743                 -

F. David Fowler
              Affirmative           Withhold
Financial Services Fund
                827,055              22,862
Small Cap Financial Fund
              6,732,471             203,962
Small Cap Value Fund
                641,496               8,383
Technology Fund
                315,445                 298

Louis T. Donatelli
              Affirmative           Withhold
Financial Services Fund
                826,316              23,601
Small Cap Financial Fund
              6,731,792             204,641
Small Cap Value Fund
                630,854              19,025
Technology Fund
                315,743                 -